LAW OFFICES OF LEONARD R. GLASS, P.A.
                         45 Central Ave.
                          P.O. Box 579
                  Tenafly, New Jersey 07670-0579
                         (201) 894-9300

                         December 29, 1999

CTC Communications Group, Inc.
220 Bear Hill Road
Waltham MA 02451

Re: Amendment No. 1 to Registration Statement on Form S-8 Under the Securities Act of 1933

Ladies and Gentlemen:

We hereby consent to the use of our name under Item 5, Interest of Named Experts and Counsel, in the Post-Effective Amendment No. 1 to the Form S-8 Registration Statement. Leonard R. Glass, Esq., a member of this firm, is a stockholder of CTC Communications Group, Inc.


               Very truly yours,


              /s/ LAW OFFICES OF LEONARD R. GLASS, P.A.
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                  LAW OFFICES OF LEONARD R. GLASS, P.A.